EXHIBIT 32

In connection with the quarterly report of Holloman Energy Corporation, (the “Company”) on Form 10-Q for the quarter ended September  30, 2011 as filed with the Securities and Exchange Commission (the “Report”) Mark Stevenson, the Principal Executive Officer of the Company and Robert Wesolek, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2011	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer

November 14, 2011	By:	/s/ Robert Wesolek
Robert Wesolek, Principal Financial and Accounting Officer